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                                                                     Exhibit B


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

                                                                          No. 1


                                  BIOSEPRA INC.

                Convertible Subordinated Note Due March 29, 2000

$5,500,000                                           Marlborough, Massachusetts
                                                     March 29, 1996

                             -----------------------

     BioSepra Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay Sepracor Inc. ("Sepracor"), or registered assigns, the principal sum of FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($5,500,000) on March 29, 2000, and to pay interest (computed on the basis of a 365-day year) from the date hereof on the unpaid balance of such principal amount from time to time outstanding at a rate per annum equal to the Current Sepracor Borrowing Rate (as defined below) less 1/2%, such interest to be due and payable on March 29, 2000. As used herein "Current Sepracor Borrowing Rate" shall mean the annual interest rate in effect from time to time payable by Sepracor to its primary commercial lender on its principal credit facility or, in the event Sepracor has no existing credit facility, the Prime Rate as set forth in THE WALL STREET JOURNAL from time to time.

     1. REFERENCE TO LOAN AGREEMENT. The Note is issued pursuant to, and entitled to the benefits of, and is subject to the provisions of, the Agreement by and between the undersigned and Sepracor, dated March 29, 1996 (the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal and interest as provided herein. Terms defined in the Agreement and not otherwise defined in this Note are used herein with the meanings so defined.

     2. CONVERSION. This Note is convertible on the terms set forth in the Agreement at the option of Sepracor.

     3. PREPAYMENT. The Company may not prepay all or any portion of the principal of this Note before maturity.

     4. ACCELERATION. In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal of, plus accrued interest on, this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.


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     THIS INSTRUMENT SHALL HAVE THE EFFECT OF AN INSTRUMENT EXECUTED UNDER SEAL
AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

                                       BIOSEPRA INC.


                                       By:/S/ JEAN-MARIE VOGEL
                                          --------------------
                                          Name:  Jean-Marie Vogel
                                          Title:  President


ATTEST:


/S/ TIMOTHY J. BARBERICH
---------------------------
Name:
Title:



                                       2
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                               SCHEDULE I TO NOTE



    DATE                     AMOUNT OF LOAN                     AMOUNT PAID





                                       3